Sub-Item 77C


               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                           AIM STRUCTURED GROWTH FUND

A Special Meeting of Shareholders of AIM Structured Growth Fund, an investment portfolio of AIM Counselor Series Trust, a placeStateDelaware statutory trust ("Trust"), was held on February 29, 2008. The meeting was held for the following purposes:

(1) Approve a new sub-advisory agreement between A I M Advisors, Inc. and each of AIM Funds Management, Inc.; INVESCO Asset Management Deutschland, GmbH; INVESCO Asset Management Ltd.; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matter were as follows:


                                                                    VOTES          VOTES         WITHHELD/         BROKER
MATTER                                                               FOR          AGAINST       ABSTENTIONS       NON-VOTES

(1)      Approve a new sub-advisory agreement between A I M
     Advisors, Inc. and each of AIM Funds Management,
     Inc.; INVESCO Asset Management Deutschland,
     GmbH; INVESCO Asset Management Ltd.; Invesco
     Asset Management (country-regionJapan) Limited; Invesco country-regionplaceAustralia
     Limited; Invesco Global Asset Management (N.A.),
     Inc.; Invesco Hong Kong Limited; Invesco
     Institutional (N.A.), Inc.; and Invesco Senior Secured
     Management, Inc............................................... 14,522,842      204,948       320,437          153,924

Other proposals, including election of trustees, were adjourned until March 28, 2008. Results from the adjourned meeting will be reflected in the next Form N-SAR filing.

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950134-07-026314.